Exhibit 99.1

IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Douglas Petkus Wyeth (973) 660-5218	Justin Victoria Wyeth (973) 660-5340

Wyeth Announces Full Redemption of

$2 Convertible Preferred Stock

Madison, N.J., April 23, 2009 – Wyeth (NYSE: WYE) announced today that it will fully redeem all of its outstanding $2 Convertible Preferred Stock, par value $2.50 per share (the “Convertible Preferred Stock”) effective on July 15, 2009 (the “Redemption Date”). As of April 22, 2009, there were 8,896 shares of Convertible Preferred Stock outstanding.

The redemption price for each share of Convertible Preferred Stock is $60.08, which includes an amount equal to all accrued but unpaid dividends up to, and including, the Redemption Date. Wyeth announced earlier today that a dividend of fifty cents ($.50) per share on the outstanding shares of Convertible Preferred Stock was declared, payable on July 1, 2009 to stockholders of record at the close of business on June 12, 2009. The redemption of the Convertible Preferred Stock will not impact today’s dividend declaration as the dividend payment date will occur prior to the Redemption Date. The redemption agent is BNY Mellon Shareowner Services, Corporate Actions Division, P.O. Box 3301, South Hackensack, New Jersey 07606.

Prior to the close of business on the Redemption Date, holders may elect to convert all, or a portion of, their Convertible Preferred Stock into Wyeth common stock, par value $0.33 1/3 per share (the “Common Stock”), by surrendering their shares of Convertible Preferred Stock by mail to the address previously stated or to the office of Wyeth’s transfer agent, BNY Mellon Shareowner Services, located at 480 Washington Boulevard, Attn: Corporate Actions Division, 27th Floor, Jersey City, New Jersey 07310. Each share of Convertible Preferred Stock is convertible into 36 shares of Common Stock. On April 22, 2009, the closing price of Wyeth’s Common Stock on the New York Stock Exchange was $41.92 per share. If the merger between Wyeth and Pfizer Inc. (“Pfizer”) is completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated January 25, 2009, upon the completion of the merger, each share of Common Stock will be converted into the right to receive $33.00 in cash plus 0.985 of a share of Pfizer common stock, subject to adjustment in limited circumstances. On April 22, 2009, the closing price of Pfizer’s common stock on the NYSE was $13.04 per share.

Considering the number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible as compared to the redemption price of $60.08 for each share of Convertible Preferred Stock, Wyeth expects the holders of all or substantially all of the Convertible Preferred Stock will elect to convert their shares into Common Stock prior to the Redemption Date.

Wyeth is redeeming the Convertible Preferred Stock pursuant to a request from Pfizer made in accordance with the terms and conditions of the Merger Agreement, although the redemption is not in any way contingent upon the closing of the merger. A Notice of Redemption, which will describe the redemption procedures as well as the fact that holders may elect to convert their Convertible Preferred Stock into Common Stock prior to the Redemption Date, will be sent no later than June 15, 2009 by Wyeth to all record owners of Convertible Preferred Stock. Additional information related to the procedures for redemption, including copies of the Notice of Redemption following its distribution, may be obtained from BNY Mellon Shareowner Services by calling (800) 777-3674.

About Wyeth

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to our proposed merger with Pfizer, including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of our business included in the merger agreement, and the potential for loss of key personnel, disruption in key business activities or any impact on our relationships with third parties as a result of the announcement of the proposed merger; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; the outcome of government investigations; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; global economic conditions; interest and currency exchange rate fluctuations and volatility in the credit and financial markets; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission (SEC) on February 27, 2009. The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving Wyeth and Pfizer. In connection with the proposed merger, Pfizer has filed with the SEC a Registration Statement on Form S-4 containing a preliminary proxy statement/prospectus for the stockholders of Wyeth and each of Wyeth and Pfizer plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of Wyeth. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the definitive proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Wyeth’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744.

Wyeth and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Wyeth’s stockholders with respect to the proposed merger. Information about Wyeth’s directors and executive officers and their ownership of Wyeth’s common stock is set forth in Wyeth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on February 27, 2009, and the preliminary proxy statement/prospectus, which was filed with the SEC on March 27, 2009. Stockholders may obtain additional information regarding the interests of Wyeth and its directors and executive officers in the proposed merger, which may be different than those of Wyeth’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the SEC.

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